Exhibit 99.1

PRESS RELEASE

LeddarTech, a Disruptive Automotive Software Provider, to

Become a Public Company Via Business Combination with

Prospector Capital Corp.

●	LeddarTech has the potential to disrupt the markets for Advanced Driver Assistance Systems (“ADAS”) and Autonomous Driving (“AD”) with patented low-level sensor fusion and perception software products

●	LeddarTech’s unique solution solves current limitations, enabling leading automotive original equipment manufacturers (“OEMs”) and Tier 1&2 suppliers to drive ADAS and AD to new levels of performance, safety and adoption

●	The transaction is expected to provide the company with up to U.S. $66 million in gross proceeds, including up to U.S. $23 million in proceeds from the Prospector trust account (assuming no redemptions) and U.S. $43 million in convertible PIPE proceeds

●	The transaction values LeddarTech at a pro forma equity value of U.S. $348 million, assuming no redemptions and the full conversion of the convertible PIPE (without taking into account earn-out to LeddarTech existing shareholders or earn-out to Prospector’s sponsor)

QUÉBEC CITY, QUÉBEC, CANADA, June 13, 2023 — LeddarTech Inc.® (“LeddarTech” or the “company”), an automotive software company that provides patented disruptive low-level sensor fusion and perception software technology for ADAS and AD, and Prospector Capital Corp. (“Prospector”) (Nasdaq: PRSR, PRSRU, PRSRW), a publicly traded special purpose acquisition company led by former Qualcomm President Derek Aberle and Chaired by former Qualcomm Vice Chairman Steve Altman, today announced their entry into a definitive business combination agreement that would result in LeddarTech becoming a publicly listed company. Upon closing of the transaction, which is expected by the fourth quarter of 2023, LeddarTech is expected to be listed on Nasdaq under the ticker symbol “LDTC”.

The transaction values LeddarTech at a pro-forma equity value of U.S. $348 million (assuming no redemptions and the full conversion of the convertible PIPE (without taking into account earn-out to LeddarTech existing shareholders or earn-out to Prospector’s sponsor)) and is expected to provide LeddarTech with up to U.S. $66 million in gross cash proceeds, which are expected to be used to fund the commercialization of its first embedded software solutions, expand its product offerings, and deepen its customer engagements.

LeddarTech is a provider of industry-leading low-level sensor fusion and perception software for ADAS and ADs. LeddarTech’s software solution is both sensor and processor-agnostic and significantly reduces the cost to OEMs and Tier-1 & 2 automotive suppliers while delivering improved performance and scalability for entry-level to premium ADAS. ADAS and AD is the largest market within automotive software and is expected to grow at an 11% CAGR to U.S. $42 billion by 2030.1 The company has a strong early-mover advantage with over seven years of experience working on low-level sensor fusion and perception with 150 patents filed (80 granted) covering a broad array of foundational technologies such as signal acquisition, perception and fusion.

[1]	Source: McKinsey

PRESS RELEASE

“We are pleased to partner with Prospector to solidify our position as a leading force in the nascent automotive software sector. This collaboration is expected to provide us with the necessary capital and resources to invest in our exceptional team, and take the company to the next level by positioning the company to secure customer wins and drive growth in our business. I am excited that LeddarTech has achieved this important milestone, which we believe will make LeddarTech one of the rare public companies in the pure-play ADAS software space” said Charles Boulanger, CEO of LeddarTech. Mr. Boulanger continued, “After leading the company since 2013, I have decided that I will retire as CEO once we close the transaction, at which time, Frantz Saintellemy, President and COO, is expected to succeed me as LeddarTech CEO and I plan to remain with the company as a special advisor and as a member of the LeddarTech board of directors.”

Mr. Saintellemy commented, “The automotive industry is increasingly recognizing that low-level sensor fusion and perception will be the architecture of choice for next-generation ADAS systems because it materially reduces system cost, eliminates sensor and processor dependencies and improves safety. We have a leading “software-only” solution for low level sensor fusion and perception that we believe will help drive the next wave of ADAS as the industry continues to move to software defined vehicles. We are actively working with customers to integrate this disruptive technology.”

“During my tenure at Qualcomm, I experienced the tremendous value that can be created when innovative companies with foundational technologies disrupt industries,” said Prospector’s CEO, Derek Aberle. “We believe LeddarTech has the potential to do just that. We are excited to partner with LeddarTech’s management team to help drive growth and adoption of their products and believe it represents an attractive investment opportunity for our shareholders.” At the close of the transaction, Mr. Aberle is expected to become Chairman of the LeddarTech board of directors.

Transaction Overview

The transaction has been unanimously approved by the board of directors of Prospector, as well as the board of directors of LeddarTech, and is subject to the satisfaction of customary closing conditions, including the approval of LeddarTech’s and Prospector’s shareholders and the receipt of a final order of the Superior Court of Justice of Québec approving the transaction.

The combined entity will receive approximately U.S. $23 million from Prospector’s trust account, assuming no redemptions by Prospector’s public shareholders, as well as U.S. $43 million in gross proceeds from investors including Prospector’s sponsor, FS Investors (an affiliate of Prospector’s sponsor), Investissement Québec as a representative of the Government of Québec, Fidelity Investment Canada ULC, Desjardins Capital and BDC Capital participating in the transaction via a convertible private placement investment into LeddarTech.

PRESS RELEASE

Conference Call Information

LeddarTech and Prospector have recorded an investor conference call and presentation discussing the transaction, which can be accessed by visiting Investor Relations - LeddarTech.

For Investor Relations, including a copy of the investor presentation as filed with the SEC, please visit the LeddarTech website at Investor Relations - LeddarTech or the SEC’s website for Prospector’s filings.

Advisors

TD Cowen is serving as exclusive financial advisor to Prospector. Stikeman Elliot LLP and Vedder Price LLP are representing LeddarTech as legal counsel. Osler, Hoskin and Harcourt LLP and White & Case LLP are representing Prospector as legal counsel. Goodwin Procter LLP is serving as legal advisor to TD Cowen.

About Prospector Capital Corp.

Prospector is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses with a focus on companies with advanced and highly differentiated solutions for the technology sector. The company is led by a team of experienced investors and executives focused on identifying and investing in high-growth companies with strong management teams and attractive market opportunities. Prospector’s securities are traded on Nasdaq under the ticker symbols “PRSR”, “PRSRU” and “PRSRW”.

About LeddarTech

LeddarTech, a global software company founded in 2007, is headquartered in Québec City, Canada with other major R&D centers in Montreal, Toronto and Tel Aviv. LeddarTech develops and provides comprehensive perception software solutions that enable the deployment of ADAS and autonomous driving (“AD”) applications. LeddarTech’s automotive-grade software applies advanced AI and computer vision algorithms to generate accurate 3D models of the environment, allowing for better decision-making and safer navigation. This high-performance, scalable, cost-effective technology is available to OEMs and Tier 1-2 suppliers to efficiently implement automotive and off-road vehicle ADAS solutions.

LeddarTech is responsible for several remote-sensing innovations, with over 150 patents granted or applied for that enhance ADAS and AD capabilities. Better awareness around the vehicle is critical in making global mobility safer, more efficient, sustainable and affordable: this is what drives LeddarTech to seek to become the most widely adopted sensor fusion and perception software solution.

Additional information about LeddarTech is accessible at www.LeddarTech.com and Investor Relations - LeddarTech.

Important Information About the Proposed Transaction and Where to Find It

In connection with the proposed business combination, Prospector, LeddarTech and the combined entity will prepare and will file with the SEC, the registration statement on Form F-4 (the “Registration Statement”). Prospector, LeddarTech and the combined entity will prepare and file the Registration Statement with the SEC and Prospector will mail the Registration Statement to its shareholders and file other documents regarding the business combination with the SEC. This press release is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other documents Prospector or the combined entity may file with the SEC in connection with the business combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE REGISTRATION STATEMENT WHEN IT BECOMES AVAILABLE, ANY AMENDMENTS OR SUPPLEMENTS TO THE REGISTRATION STATEMENT, AND OTHER DOCUMENTS FILED BY PROSPECTOR OR THE COMBINED ENTITY WITH THE SEC IN CONNECTION WITH THE BUSINESS COMBINATION BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Registration Statement and other documents filed with the SEC by Prospector or the combined entity through the website maintained by the SEC at www.sec.gov.

PRESS RELEASE

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE PROPOSED TRANSACTION PURSUANT TO WHICH ANY SECURITIES ARE TO BE OFFERED OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act (which forward-looking statements shall also include forward-looking statements and forward-looking information within the meaning of applicable Canadian securities laws), including, but not limited to, statements regarding the business combination involving Prospector, LeddarTech and the combined entity, the ability to consummate the business combination and the timing thereof, the anticipated benefits from the business combination, the closing of the private placement financing and expected proceeds therefrom and statements relating to the anticipated combined company’s strategy, future operations, prospects, objectives and financial projections and other financial metrics. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely”, “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the risk that the conditions to the closing of the business combination are not satisfied, including the failure to timely or at all obtain shareholder approval for the business combination or the failure to timely or at all obtain any required regulatory clearances, including under the HSR Act or of the Superior Court of Justice of Québec; (ii) uncertainties as to the timing of the consummation of the business combination and the ability of each of Prospector, LeddarTech and the combined entity to consummate the business combination; (iii) the possibility that other anticipated benefits of the business combination will not be realized, and the anticipated tax treatment of the business combination; (iv) the occurrence of any event that could give rise to termination of the business combination; (v) the risk that shareholder litigation in connection with the business combination or other settlements or investigations may affect the timing or occurrence of the business combination or result in significant costs of defense, indemnification and liability; (vi) changes in general economic and/or industry specific conditions; (vii) possible disruptions from the business combination that could harm LeddarTech’s business; (viii) the ability of LeddarTech to retain, attract and hire key personnel; (ix) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the business combination; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the business combination that could affect LeddarTech’s financial performance; (xi) legislative, regulatory and economic developments; (xii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities and any epidemic, pandemic or disease outbreak (including COVID-19), as well as management’s response to any of the aforementioned factors; and (xiii) other risk factors as detailed from time to time in Prospector’s reports filed with the SEC, including Prospector’s Annual Report on Form 10-K, periodic Quarterly Reports on Form 10-Q, periodic Current Reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exhaustive. Neither Prospector nor LeddarTech can give any assurance that the conditions to the Business Combination will be satisfied. Except as required by applicable law, neither Prospector nor LeddarTech undertakes any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

PRESS RELEASE

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Prospector or the combined entity, a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Participants in Solicitation

Prospector, LeddarTech and the combined entity, and certain of their respective directors, executive officers and employees, may be deemed to be participants in the solicitation of proxies in connection with the business combination. Information about the directors and executive officers of Prospector can be found in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 31, 2023. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the business combination, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and other relevant materials when they are filed with the SEC. These documents can be obtained free of charge from the source indicated above.

Company Contact:

Daniel Aitken, Vice-President, Global Marketing, Communications and Investor Relations, LeddarTech Inc.

Tel.: + 1-418-653-9000 ext. 232 daniel.aitken@LeddarTech.com

Investor Relations Contact:

Kevin Hunt

ICR Inc.

Kevin.Hunt@IcrInc.com

Media Contact:

Dan Brennan

ICR Inc.

Dan.Brennan@icrinc.com

Investor relations contact and website: InvestorRelations@LeddarTech.com

investors.leddartech.com/English/overview/default.aspx

Leddar, LeddarTech, LeddarVision, LeddarSP, VAYADrive, VayaVision and related logos are trademarks or registered trademarks of LeddarTech Inc. and its subsidiaries. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

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